EXHIBIT 10(a)



                               WRITTEN CONSENT OF

                               EDWIN L. KERR, ESQ

To Whom It May Concern:


    I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 (File No. 33-87376) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.




Very truly yours,


/s/ Edwin L. Kerr
---------------------------------------
Edwin L. Kerr, Counsel
PHL Variable Insurance Company







Dated November 20, 2000